UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 25, 2009

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its scheduled meeting on October 25, 2009, the Compensation Committee of the Board of Directors of The Boeing Company (the “Company”) approved an amendment to the restricted stock unit grant effective June 22, 2009 (the “Amended Award”) to James A. Bell, Executive Vice President, Corporate President and Chief Financial Officer. The amendment reduces the restricted stock units to 42,000 and changes the vesting date of the original award. The Amended Award is effective October 26, 2009.

The Amended Award was made under the Company’s 2003 Incentive Stock Plan (the “2003 Plan”) and is subject to the terms and conditions of the 2003 Plan. The Amended Award will vest 100% and settle in common stock (on a one-for-one basis) on December 31, 2011 and is subject to other terms contained in the Amended Form of Notice of Terms of Restricted Stock Units listed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended Form of Notice of Terms of Restricted Stock Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/S/ MICHAEL F. LOHR
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: October 29, 2009

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amended Form of Notice of Terms of Restricted Stock Units.